For immediate release

                  COMPETITIVE TECHNOLOGIES' SHAREHOLDER-ELECTED
                      NEW BOARD OF DIRECTORS TAKES CONTROL

FAIRFIELD, CT - (FEBRUARY 2, 2007) - COMPETITIVE TECHNOLOGIES, INC. (AMEX: CTT) announced today that shareholders have supported the installation of a new slate of directors proposed by the Committee to Restore Stockholder Value. The newly-elected Board of Directors has taken control at CTT, and has returned CTT to the successful leadership of John B. Nano as President and Chief Executive Officer.

At CTT's Annual Meeting held today at the American Stock Exchange, results of the recent proxy solicitation affirmed that a quorum was present at the reconvened meeting, and that a majority of shareholders voted for the Committee's slate of Directors which includes Mr. Nano, plus Ben Marcovitch, William L. Reali, Joel M. Evans, MD, Richard D. Hornidge, Jr., and Ralph S. Torello. Today's meeting was reconvened from the original date of January 16, 2007.

In a statement, Mr. Nano said, "We thank CTT's shareholders for their vote of support. The new team is dedicated to delivering on our commitment to drive revenue growth, improve profitability, and significantly increase shareholder value. This group brings with it a strong background of business experience, a successful track record in managing growth and complementary management expertise. We look forward to working for the CTT shareholders."

ABOUT  COMPETITIVE  TECHNOLOGIES,  INC.

Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider focused on the technology needs of its customers and transforming those requirements into commercially viable solutions. CTT is a global leader in identifying, developing and commercializing innovative technologies in life, electronic, nano, and physical sciences developed by universities, companies and inventors. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT's website: www.competitivetech.net

Statements about our future expectations, including development and regulatory plans, and all other statements in this document, other than historical facts, are "forward-looking statements" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. If and when used herein, the words "may," "will," "should," "anticipate," "believe," "appear," "intend," "plan," "expect," "estimate," "approximate," and similar expressions, as they relate to us or our business or management, are intended to identify such forward-looking statements. These statements involve risks and uncertainties related to our ability to obtain rights to market technologies, market acceptance of and competition for our licensed technologies, growth strategies and strategic plans, operating performance and financing of our operations, industry trends, and other risks and uncertainties inherent in our business, including those set forth in Item 1A under the caption "Risk Factors," in our most recent Annual Report on Form 10-K for the year ended July 31, 2006, filed with the Securities and Exchange Commission (SEC) on October 30, 2006, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to:     Johnnie D. Johnson, IR Services, LLC.          E-mail:
jdjohnson@corpirservices.com
Tel. (212) 848-0275; Fax (212) 848-0218     E-mail: ctt@competitivetech.net